UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2008
SM&A

(Exact name of registrant as specified in its charter)

Delaware	0-23585	33-0080929

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor, Newport Beach, California		92660

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 975-1550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SM&A, a Delaware corporation (the “Company”) and Steven S. Myers (“Mr. Myers”) are parties to a Settlement Agreement entered into as of May 21, 2008 (the “Settlement Agreement”), as amended on August 6, 2008, pursuant to which, among other things, the Company agreed to replace two members of its board of directors by September 30, 2008.
The Company and Mr. Myers have agreed to extend the period of time within which such board members must be replaced. The Second Amendment states that the Company will take the necessary action prior to October 18, 2008.
The foregoing description of this Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Second Amendment to Settlement Agreement entered into as of September 30, 2008 by and between SM&A, a Delaware corporation and Steven S. Myers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 1, 2008	SM&A
	By:	/s/ James R. Eckstaedt
		Name:	James R. Eckstaedt
		Title:	Executive Vice President, Finance and Chief Financial Officer

Exhibit List

Exhibit No.	Description
10.1	Second Amendment to Settlement Agreement entered into as of September 30, 2008 by and between SM&A, a Delaware corporation and Steven S. Myers.